Exhibit 10.2

CLEAR STREET GROUP INC.

RESTRICTED STOCK UNIT ISSUANCE AGREEMENT

THIS RESTRICTED STOCK UNIT ISSUANCE AGREEMENT (the “Agreement”), dated as of __________, ______ (the “Grant Date”), is made by and between Clear Street Group Inc., a Delaware corporation, and _____________ (the “Participant”).

RECITALS

A. The Board has adopted the Plan for the purpose of retaining the services of selected Employees, non-employee members of the Board or the board of directors of any Parent or Subsidiary and consultants and other independent advisors in the service of the Corporation (or any Parent or Subsidiary).

B. The Participant is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s grant of restricted stock units to the Participant.

NOW, THEREFORE, it is hereby agreed as follows:

1. Grant of RSUs. The Corporation hereby grants to the Participant, as of the Grant Date, an award of restricted stock units (“RSUs”) under the Plan (the “Award”). Each RSU represents the right to receive one Share on the specified issuance date following the vesting of that RSU. The number of RSUs subject to the Award, the applicable Vesting Schedule for those RSUs, the date on which Shares underlying those vested RSUs shall become issuable to the Participant and the remaining terms and conditions governing the Award shall be as set forth in this Agreement.

AWARD SUMMARY

Number of RSUs Subject to Award:

Expiration Date:	The 11th anniversary of the Grant Date

Vesting Commencement Date:

Issuance Schedule:	The Shares underlying the RSUs in which the Participant vests in accordance with the Vesting Schedule set forth below (the “Issued Shares”) shall be issued, subject to the Corporation’s collection of all applicable Withholding Taxes, no later than 2 1⁄2 months following the year in which the Vesting Date (as defined below in this Award Summary) occurs (the “Issue Date”). The issuance of the Shares shall be subject to the Corporation’s collection of all applicable Withholding Taxes. The procedures pursuant to which the applicable Withholding Taxes are to be collected are set forth in Paragraph 10 of this Agreement.

Vesting Schedule:	The RSUs shall be subject to two vesting requirements, which must be satisfied on or before the Expiration Date specified above in order for the RSUs to vest – the “Time Requirement” and the “Liquidity Event Requirement.” The RSUs will not vest (in whole or in part) if only one (or if neither) of such vesting requirements is satisfied on or before the Expiration Date. The vesting date (the “Vesting Date”) for each RSU shall be first date on which both the Time Requirement and the Liquidity Event Requirement are satisfied, provided that such date is prior to the Expiration Date. For the avoidance of doubt, if a Liquidity Event occurs prior to the Time Requirement having been satisfied for one or more RSUs, such RSUs shall continue to vest in accordance with the Time Requirement, subject to the Participant’s continued Service.

Time Requirement:

The Time Requirement shall be as follows:

1/4 of the RSUs vest one year after the Vesting Commencement Date, and the balance of the RSUs vest in a series of thirty-six (36) successive equal monthly installments measured from the first anniversary of the Vesting Commencement Date, subject in each case to the Participant’s continued Service.

Cessation of Service: In the event the Participant’s Service is terminated for any reason, all RSUs with respect to which the Time Requirement has not been satisfied as of the date of the Participant’s termination of Service shall automatically be forfeited upon such termination of Service and the Participant shall have no further rights with respect to such forfeited RSUs. Upon termination of the Participant’s Service for any reason other than Misconduct, any RSUs with respect to which the Time Requirement has been satisfied shall (if a Liquidity Event has not previously occurred) remain outstanding until the first to occur of a Liquidity Event or the Expiration Date.

In the event the Participant’s Service is terminated for Misconduct, all RSUs shall automatically be forfeited and the Participant shall have no further rights with respect to such forfeited RSUs, regardless of whether and the extent to which the Time Requirement has been satisfied as of such termination. The Plan Administrator shall have sole discretion to determine whether termination of Service has occurred, the effective date of such termination, and whether such termination was for Misconduct. Further, if a

Liquidity Event does not occur on or before the Expiration Date, all RSUs (regardless of whether or not, or the extent to which, the Time Requirement has been previously satisfied as to such RSUs) shall automatically be forfeited upon the Expiration Date. Upon the forfeiture of any RSUs, the Participant shall have no further rights with respect to such RSUs.

Liquidity Event Requirement:	The Liquidity Event Requirement shall be satisfied on the first to occur of: (i) a Change in Control (excluding any initial public offering or business combination with a special purpose acquisition company (a “SPAC”)); or (ii) (x) the consummation by the Corporation of an initial public offering or a business combination with a SPAC as a result of which, the common stock of the Corporation or of a direct or indirect parent entity of the Corporation become listed on a Stock Exchange and (y) expiration of the 180-day lock-up period following an event described in (ii) (or any such other lock-up period as may be imposed or requested by the Corporation’s underwriters, SPAC sponsor, or other similar parties).

2. Award Term. The Award shall have a term of eleven (11) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 1 or 5.

3. Restrictions on Transfer of Award. Prior to the actual issuance of the Shares pursuant to RSUs that vest hereunder, the Participant may not transfer any interest in the Award or the underlying Shares. Following the issuance of the Issued Shares upon vesting of the RSUs, such Issued Shares shall be subject to the Market Stand-Off and First Refusal Right.

4. Cessation of Service. Should the Participant cease Service for any reason prior to vesting in one or more RSUs subject to this Award, then the Award shall be treated as set forth in Paragraph 1.

5. Change in Control.

(a) Should a Change in Control occur during the Participant’s period of Service, then any RSUs subject to this Award at the time of the Change in Control may, as determined by the Plan Administrator in its sole discretion, be (i) assumed by the successor corporation (or parent thereof), (ii) canceled and substituted with an award granted by the successor corporation (or parent thereof), (iii) continued in full force and effect pursuant to the terms of the Change in Control transaction, or (iv) replaced with a cash retention program of the Corporation or any successor corporation (or parent thereof) that preserves the Fair Market Value of the underlying Shares at the time of the Change in Control and provides for subsequent payout of that value in accordance with the Vesting Schedule set forth in Paragraph 1.

(b) To the extent the Award is not assumed, substituted, continued or replaced in accordance with Paragraph 5(a), the RSUs then subject to this Award shall automatically vest in full upon the closing of the Change in Control. The Shares subject to those vested RSUs will be issued immediately at that time or as soon as administratively practicable thereafter, but in no event more than fifteen (15) business days after such closing.

(c) The Plan Administrator shall have the authority to provide that any escrow, holdback, earn-out or similar provisions in the definitive agreement effecting the Change in Control shall apply to any cash payment made under any cash retention program described in clause (a) above to the same extent and in the same manner as such provisions apply to a holder of a Share.

(d) Immediately following the Change in Control, this Award shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

(e) If the Award is assumed in connection with a Change in Control or otherwise continued in effect, then the RSUs subject to the Award shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which the Shares subject to those RSUs immediately prior to the Change in Control would have been converted in consummation of such Change in Control had those Shares actually been issued and outstanding at that time. To the extent that the actual holders of the Corporation’s outstanding Shares receive cash consideration for their Shares in consummation of the Change in Control, the successor corporation (or parent thereof) may in connection with the assumption or continuation of this Award and subject to the Plan Administrator’s approval, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per Share in such Change in Control.

(f) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

6. Adjustment to Award. In the event of any of the following transactions affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration: any stock split, stock dividend, spin-off transaction, extraordinary distribution (whether in cash, securities or other property), recapitalization, combination of shares, exchange of shares or other similar transaction affecting the Common Stock without the Corporation’s receipt of consideration or in the event of a substantial reduction to the value of the outstanding shares of Common Stock as a result of a spin-off transaction or extraordinary distribution or should there occur any merger, consolidation, reincorporation, or other reorganization, then equitable adjustments shall be made to the total number and/or class of securities issuable pursuant to this Award. The adjustments shall be made by the Plan Administrator in such manner as the Plan Administrator deems appropriate in order to reflect such change, and those adjustments shall be final, binding and conclusive.

7. Stockholder Rights. The Participant shall not have any stockholder rights with respect to the Shares underlying the RSUs subject to the Award until the Participant becomes the record holder of those Shares following their actual issuance upon the Corporation’s collection of the applicable Withholding Taxes. In addition, in connection with the issuance of Shares underlying the RSUs, the Corporation may require the Participant to enter into a stockholders agreement in such form as provided by the Corporation.

8. US Securities Law Compliance.

(a) Restricted Securities. The Issued Shares may not be registered under the 1933 Act (or comparable foreign statute) in which case they will be issued to the Participant in reliance upon the exemption from such registration provided by SEC Rule 701 for share issuances under compensatory benefit plans such as the Plan (or an exemption from any applicable foreign statute). The Participant hereby confirms that the Participant has been informed that the Issued Shares will be restricted securities under the 1933 Act and may not be resold or transferred unless the Issued Shares are first registered under the US Federal securities laws (or comparable foreign statute) or unless an exemption from such registration is available. Accordingly, the Participant hereby acknowledges that the Participant will hold the Issued Shares for investment purposes only and not with a view to resale and is prepared to hold the Issued Shares for an indefinite period and that the Participant is aware that SEC Rule 144 issued under the 1933 Act, which exempts certain resales of unrestricted securities, is not presently available to exempt the resale of the Issued Shares from the registration requirements of the 1933 Act.

(b) Restrictions on Disposition of Issued Shares. The Participant shall make no disposition of the Issued Shares unless and until there is compliance with all of the following requirements:

(i) The Participant shall have provided the Corporation with a written summary of the terms and conditions of the proposed disposition.

(ii) The Participant shall have complied with all requirements of this Agreement applicable to the disposition of the Issued Shares.

(iii) The Participant shall have provided the Corporation with written assurances, in form and substance satisfactory to the Corporation, that (A) the proposed disposition does not require registration of the Issued Shares under the 1933 Act (or comparable foreign statute) or (B) all appropriate action necessary for compliance with the registration requirements of the 1933 Act (or comparable foreign statute) or any exemption from registration available under the 1933 Act including Rule 144 (or comparable foreign statute) has been taken.

The Corporation shall not be required (i) to transfer on its books any Issued Shares that have been sold or transferred in violation of the provisions of this Agreement or (ii) to treat as the owner of the Issued Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Issued Shares have been transferred in contravention of this Agreement.

(c) Restrictive Legends. The share certificates for the Issued Shares shall be endorsed with one or more of the following restrictive legends:

“The shares represented by this certificate have not been registered under the Securities Act of 1933 (or comparable foreign statute). The shares may not be sold or offered for sale in the absence of (a) an effective registration statement for the shares under such Act (or comparable foreign statute), (b) a ‘no action’ letter of the Securities and Exchange Commission (or comparable foreign governmental authority) with respect to such sale or offer or (c) satisfactory assurances to the Corporation that registration under such Act (or comparable foreign statute) is not required with respect to such sale or offer.”

“The shares represented by this certificate are subject to certain repurchase rights and rights of first refusal granted to the Corporation and accordingly may not be sold, assigned, transferred, encumbered, or in any manner disposed of except in conformity with the terms of a written agreement dated ____________, 20___ between the Corporation and the registered holder of the shares (or the predecessor in interest to the shares). A copy of such agreement is maintained at the Corporation’s principal corporate offices.”

9. Transfer Restrictions for Issued Shares.

(a) Market Stand-Off.

(i) In connection with any underwritten public offering by the Corporation of its equity securities, including the Corporation’s initial public offering, the Participant shall not, without the prior written consent of the Corporation or its underwriters in such public offering: (A) sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Issued Shares; or (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Issued Shares. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Corporation or such underwriters. In no event, however, shall such period exceed one hundred eighty (180) days, or such longer period as may be requested by the Corporation or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in the applicable rules of the Financial Industry Regulatory Authority, Inc. and any applicable Stock Exchange, or any successor provisions or amendments thereto. The Market Stand-Off shall in no event be applicable to any underwritten public offering effected more than two (2) years after the effective date of the Corporation’s initial public offering. The managing underwriters in connection with any such public offering are intended third-party beneficiaries of this Paragraph 9(a) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. The Participant further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such public offering that are consistent with this Paragraph 9(a) or that are necessary to give further effect thereto.

(ii) Any new, substituted or additional securities that are by reason of any Recapitalization or Reorganization distributed with respect to the Issued Shares shall be immediately subject to the Market Stand-Off, to the same extent such Issued Shares are at such time covered by such provisions.

(iii) In order to enforce the Market Stand-Off, the Corporation may impose stop-transfer instructions with respect to the Issued Shares until the end of the applicable stand-off period.

(b) Right of First Refusal.

(i) Grant. The Corporation is hereby granted the right of first refusal (the “First Refusal Right”), exercisable in connection with any proposed transfer of the Issued Shares. For purposes of this Paragraph 9(b), the term “transfer” shall include any sale, assignment, pledge, encumbrance or other disposition of the Issued Shares intended to be made by the Participant.

(ii) Notice of Intended Disposition. In the event the Participant desires to accept a bona fide third-party offer for the transfer of any or all of such Issued Shares (the Issued Shares subject to such offer to be hereinafter referred to as the “Target Shares”), the Participant shall promptly (A) deliver to the Corporation written notice (the “Disposition Notice”) of the terms of the offer, including the purchase price and the identity of the third-party offeror, and (B) provide satisfactory proof that the disposition of the Target Shares to such third-party offeror would not be in contravention of the provisions set forth in this Agreement.

(iii) Exercise of the First Refusal Right. The Corporation shall, for a period of twenty-five (25) days following receipt of the Disposition Notice, have the right to repurchase any or all of the Target Shares subject to the Disposition Notice upon the same terms as those specified therein or upon such other terms (not materially different from those specified in the Disposition Notice) to which the Participant consents. Such right shall be exercisable by delivery of written notice (the “Exercise Notice”) to the Participant prior to the expiration of the twenty-five (25)-day exercise period. If such right is exercised with respect to all the Target Shares, then the Corporation shall effect the repurchase of such shares, including payment of the purchase price, not more than five (5) business days after delivery of the Exercise Notice; and at such time the certificates representing the Target Shares shall be delivered to the Corporation.

Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Corporation shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If the Participant and the Corporation cannot agree on such cash value within ten (10) days after the Corporation’s receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by the Participant and the Corporation or, if they cannot agree on an appraiser within twenty (20) days after the Corporation’s receipt of the Disposition Notice, each shall select an appraiser of recognized standing and the two (2) appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by the Participant and the Corporation. The closing shall then be held on the later of (i) the fifth (5th) business day following delivery of the Exercise Notice or (ii) the fifth (5th) business day after such valuation shall have been made.

(iv) Non-Exercise of the First Refusal Right. In the event the Exercise Notice is not given to the Participant prior to the expiration of the twenty-five (25)-day exercise period, the Participant shall have a period of thirty (30) days thereafter in which to sell or otherwise dispose of the Target Shares to the third-party offeror identified in the Disposition Notice upon terms (including the purchase price) no more favorable to such third-party offeror than those specified in the Disposition Notice; provided, however, that any such sale or disposition must not be effected in contravention of the provisions of Paragraphs 8 and 9(a). The third-party offeror shall acquire the Target Shares subject to the First Refusal Right and the provisions and restrictions of Paragraph 8 and Paragraph 9(a), and any subsequent disposition of the acquired shares must be effected in compliance with the terms and conditions of such First Refusal Right and the provisions and restrictions of Paragraph 8 and Paragraph 9(a). In the event the Participant does not effect such sale or disposition of the Target Shares within the specified thirty (30)-day period, the First Refusal Right shall continue to be applicable to any subsequent disposition of the Target Shares by the Participant until such right lapses.

(v) Partial Exercise of the First Refusal Right. In the event the Corporation makes a timely exercise of the First Refusal Right with respect to a portion, but not all, of the Target Shares specified in the Disposition Notice, the Participant shall have the option, exercisable by written notice to the Corporation delivered within five (5) business days after the Participant’s receipt of the Exercise Notice, to effect the sale of the Target Shares pursuant to either of the following alternatives:

a. sale or other disposition of all the Target Shares to the third-party offeror identified in the Disposition Notice, but in full compliance with the requirements of Paragraph 9(b)(iv), as if the Corporation did not exercise the First Refusal Right; or

b. sale to the Corporation of the portion of the Target Shares which the Corporation has elected to purchase, such sale to be effected in substantial conformity with the provisions of Paragraph 9(b)(iii). The First Refusal Right shall continue to be applicable to any subsequent disposition of the remaining Target Shares until such right lapses

(vi) The Participant’s failure to deliver timely notification to the Corporation shall be deemed to be an election by the Participant to sell the Target Shares pursuant to alternative (a) above.

(vii) Recapitalization/Reorganization.

a. Any new, substituted or additional securities or other property which is by reason of any Recapitalization distributed with respect to the Issued Shares shall be immediately subject to the First Refusal Right, but only to the extent the Issued Shares are at the time covered by such right.

b. In the event of a Reorganization, the First Refusal Right shall remain in full force and effect and shall apply to the new capital stock or other property received in exchange for the Issued Shares in consummation of the Reorganization, but only to the extent the Issued Shares are at the time covered by such right.

(viii) Lapse. The First Refusal Right shall lapse upon the earliest to occur of (A) the first date on which Shares are held of record by more than two thousand (2,000) persons or more than five hundred (500) persons who are not accredited investors, (B) a determination made by the Board that a public market exists for the outstanding Shares or (C) a firm commitment underwritten public offering covering the offer and sale of the Shares in the aggregate amount of at least twenty million dollars ($20,000,000). However, the Market Stand-Off shall continue to remain in full force and effect following the lapse of the First Refusal Right.

10. Withholding of Taxes.

(a) Upon the applicable Issue Date, the Corporation shall issue to or on behalf of the Participant a certificate (which may be in electronic form) for the applicable number of Shares, subject, however, to the Corporation’s collection of the applicable Withholding Taxes.

(b) The Corporation shall have the right to require the Participant to pay to the Corporation the amount of any Withholding Taxes in respect of the Shares or to take whatever action it deems necessary. The Corporation may, in its discretion, satisfy the Corporation’s obligation for Withholding Taxes by withholding from the Shares otherwise deliverable to the Participant a number of whole Shares having a Fair Market Value as of the Issue Date, not in excess of the amount of such Withholding Taxes determined by using the applicable minimum statutory withholding rates, or such other amount or rate determined by the Corporation.

(c) Notwithstanding the provisions of subparagraph (b) of this Paragraph 10, the employee portion of the federal, state and local employment taxes required to be withheld by the Corporation in connection with the vesting of the RSUs (the “Employment Taxes”) shall in all events be collected from the Participant no later than the last business day of the calendar year in which the RSUs vest hereunder. Accordingly, to the extent the Issue Date for one or more vested RSUs is to occur in a year subsequent to the calendar year in which those RSUs vest, the Participant shall, on or before the last business day of the calendar year in which the RSUs vest, deliver to the Corporation a check payable to its order in the dollar amount equal to the Employment Taxes required to be withheld with respect to those RSUs. The provisions of this Paragraph 10(c) shall be applicable only to the extent necessary to comply with the applicable tax withholding requirements of Code Section 3121(v).

(d) Except as otherwise provided in Paragraph 5, the settlement of all RSUs that vest under the Award shall be made solely in Shares. In no event, however, shall any fractional Shares be issued. Accordingly, the total number of Shares to be issued pursuant to the Award shall, to the extent necessary, be rounded down to the next whole Share in order to avoid the issuance of a fractional Share.

11. Compliance with Laws and Regulations.

(a) The issuance of Shares pursuant to the Award shall be subject to compliance by the Corporation and the Participant with all applicable requirements of law relating thereto and with all applicable regulations of any Stock Exchange on which the Shares may be listed for trading at the time of such issuance.

(b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Shares pursuant to this Award shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Shares as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

12. Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and the Participant, the Participant’s assigns and the legal representatives, heirs and legatees of the Participant’s estate.

13. Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to the Participant shall be in writing and addressed to the Participant at the address indicated below the Participant’s signature line on this Agreement. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

14. Construction. This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this Award. To the extent there is any ambiguity as to whether any provision of this Agreement would otherwise contravene one or more applicable requirements or limitations of Code Section 409A and the Treasury Regulations thereunder, such provision shall be interpreted and applied in a manner that complies with the applicable requirements of Code Section 409A and the Treasury

Regulations thereunder. For purposes of Code Section 409A, each installment distribution of Shares (or other installment distribution hereunder) shall be treated as a separate payment, and the Participant’s right to receive each such installment of shares (or other installment distribution hereunder) shall accordingly be treated as a right to receive a series of separate payments.

15. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without resort to that state’s conflict-of-laws rules.

16. Stockholder Approval. If the Shares covered by this Agreement exceed, as of the Grant Date, the number of Shares that may be issued under the Plan as last approved by the stockholders, then this Award shall be void with respect to such excess Shares, unless stockholder approval of an amendment sufficiently increasing the number of Shares issuable under the Plan is obtained in accordance with the provisions of the Plan.

17. Employment at Will. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate the Participant’s Service at any time for any reason, with or without cause.

18. Electronic Delivery. The Corporation may, in its sole discretion, decide to deliver by email or other electronic means any documents related to the Participant’s current or future participation in the Plan, this Award, the Shares, any other securities of the Corporation or any other Corporation-related documents, including notices to stockholders required by applicable law, the Corporation’s Certificate of Incorporation and/or Bylaws. The Participant hereby (i) consents to receive such documents by email or other electronic means, (ii) consents to the use of electronic signatures, and (iii) if applicable, agrees to participate in the Plan and/or receive any such documents related to the Plan through an on-line or electronic system established and maintained by the Corporation or a third party designated by the Corporation. The Corporation may deliver the above-described documents to the Participant by sending a communication to the Participant’s email address set forth under the Participant’s signature below or, if no email address is set forth below, to the last email address for the Participant the Corporation has on file.

19. Definitions. The following definitions shall be in effect under this Agreement:

(a) Agreement shall mean this Restricted Stock Unit Issuance Agreement.

(b) Award shall mean the award of RSUs made to the Participant pursuant to the terms of this Agreement, as defined in Paragraph 1.

(c) Board shall mean the Corporation’s Board of Directors.

(d) Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i) a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction; or

(ii) a stockholder-approved sale, transfer or other disposition of all or substantially all of the Corporation’s assets in liquidation or dissolution of the Corporation; or

(iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders.

(iv) In no event shall any public offering of the Corporation’s securities be deemed to constitute a Change in Control.

(e) Code shall mean the Internal Revenue Code of 1986, as amended.

(f) Common Stock shall mean the Corporation’s common stock.

(g) Corporation shall mean Clear Street Group Inc., a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of Clear Street Group Inc.

(h) Disposition Notice shall have the meaning assigned to such term in Paragraph 9(b)(ii).

(i) Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

(j) Exercise Notice shall have the meaning assigned to such term in Paragraph 9(b)(iii).

(k) Expiration Date shall mean the date on which the Award expires as specified in Paragraph 1 of this Agreement.

(l) Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq Capital, Global or Global Select Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers for that particular Stock Exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any other Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) If the Common Stock is not at the time listed on any Stock Exchange, then the Fair Market Value shall be determined by the Plan Administrator through the reasonable application of a reasonable valuation method that takes into account the applicable valuation factors set forth in the Treasury Regulations issued under Section 409A of the Code.

(m) First Refusal Right shall mean the right granted to the Corporation in accordance with Paragraph 9(b)(i).

(n) Grant Date shall mean the date of grant of the RSUs as specified in the introductory paragraph of this Agreement.

(o) Issue Date shall have the meaning indicated in Paragraph 1 of this Agreement.

(p) Issued Shares shall have the meaning set forth in Paragraph 1.

(q) Market Stand-Off shall mean the market stand-off restriction specified in Paragraph 9.

(r) Misconduct shall mean “Cause”, as such term is defined in any employment agreement entered into between the Participant and the Corporation (or any Parent or Subsidiary), and in the absence of such a definition shall mean the commission of any act of fraud, embezzlement or dishonesty by the Participant, any unauthorized use or disclosure by the Participant of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by the Participant adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss the Participant or any other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan or this Agreement, to constitute grounds for termination for Misconduct.

(s) 1933 Act shall mean the Securities Act of 1933, as amended.

(t) 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

(u) Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(v) Participant shall mean the person to whom the Award is granted as specified in the introductory paragraph of this Agreement.

(w) Plan shall mean the Corporation’s 2021 Stock Incentive Plan.

(x) Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

(y) Recapitalization shall mean any of the following transactions affecting the Corporation’s outstanding Shares as a class without the Corporation’s receipt of consideration: any share split, share dividend, spin-off transaction, extraordinary distribution (whether in cash, securities or other property), recapitalization, reincorporation, combination of shares, exchange of shares or other similar transaction affecting the Shares without the Corporation’s receipt of consideration.

(z) Reorganization shall mean any of the following transactions:

(i) a merger or consolidation in which the Corporation is not the surviving entity,

(ii) a sale, transfer or other disposition of all or substantially all of the Corporation’s assets,

(iii) a reverse merger in which the Corporation is the surviving entity but in which the Corporation’s outstanding voting securities are transferred in whole or in part to a person or persons different from the persons holding those securities immediately prior to the merger, or

(iv) any transaction effected primarily to change the state in which the Corporation is incorporated or to create a holding Corporation structure.

(aa) RSU shall have the meaning set forth in Paragraph 1 of this Agreement.

(bb) Service shall mean the Participant’s performance of services for the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor. For purposes of this Agreement, the Participant shall be deemed to cease Service immediately upon the occurrence of either of the following events: (i) the Participant no longer performs services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary or (ii) the entity for which the Participant is performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though the Participant may subsequently continue to perform active services for that entity. Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation. Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period the Participant is on a leave of absence.

(cc) Share shall mean a share of Common Stock.

(dd) Stock Exchange shall mean the American Stock Exchange, the Nasdaq Capital, Global or Global Select Market or the New York Stock Exchange.

(ee) Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(ff) Target Shares shall have the meaning set forth in Paragraph 9(b)(ii).

(gg) Vesting Schedule shall mean the vesting schedule specified in the Paragraph 1 of this Agreement pursuant to which the RSUs are to vest.

(hh) Withholding Taxes shall mean (i) the employee portion of the federal, state and local employment taxes required to be withheld by the Corporation in connection with the vesting of RSUs (or any other property) under the Award and (ii) the federal, state and local income taxes required to be withheld by the Corporation in connection with the issuance of the Shares underlying those vested RSUs (or any other property).

IN WITNESS WHEREOF, the parties have executed this Agreement on the respective dates indicated below.

CLEAR STREET GROUP INC.

By:

Name:

Title:

Date:

PARTICIPANT NAME:

Date:

Email:

Address: